CUSTODIAN AGREEMENT

        This Agreement, dated as of the 28th day of February, 1992 by and between The Pillar Funds (the "Trust"), a business trust operating as an open-end investment company, duly organized under the laws of the Commonwealth of Massachusetts and United Jersey Bank, a state chartered New Jersey bank;

        WHEREAS, the Trust desires to deposit cash and securities with United Jersey Bank as custodian; and

        WHEREAS, United Jersey Bank is qualified and authorized to act as custodian for the cash and securities of an open-end investment company and is willing to act in such capacity upon the terms and conditions herein set forth;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

        SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.


        CUSTODIAN: The term Custodian shall mean United Jersey Bank in its capacity as Custodian under this Agreement.

        PROPER INSTRUCTIONS: For purposes of this Agreement the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals), telephone or telegraphic instructions from a person or persons authorized from time to time by the Trustees of the Trust to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as said Trustees or said Board of Directors shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for the Trust's or such investment adviser's failure to confirm such instructions in writing.

        SHAREHOLDERS: The term Shareholders shall mean the registered owners


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from time to time of the Shares of the Trust in accordance with the registry records maintained by the Trust or agents on its behalf.

        SHARES: The term Shares of the Trust shall mean the units of beneficial interest of the Trust.

        SECTION 2. The Trust shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions (as defined in Section 1) and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Trust.


        SECTION 3. The Trust hereby appoints the Custodian as custodian of cash and securities from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such cash and securities shall, however, be segregated from the assets of others and shall be and remain the sole property of the Trust and the Custodian shall have only the bare custody thereof.

        The Custodian may perform some or all of its duties hereunder through a subcustodian.

        The Custodian may deposit the Trust's portfolio securities with a U.S. securities depository or in U.S. Federal book-entry systems pursuant to rules and regulations of the Securities and Exchange Commission.

        SECTION 4. The Trust will make an initial deposit of cash to be held and applied by the Custodian hereunder. Thereafter the Trust will cause to be deposited with the Custodian hereunder the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestment of dividends and/or distributions payable to Shareholders.


        SECTION 5. The Custodian is hereby authorized and directed to disburse cash from time to time upon receipt of and in accordance with Proper Instructions.


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        SECTION 6. The Custodian's compensation shall be as set forth in
Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Trust and the Custodian.

        SECTION 7. In connection with its functions under this Agreement, the Custodian shall:

        (a) render to the Trust a daily report of all monies received or paid on behalf of the Trust.

        (b) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust with respect to said Custodian's activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Trust and in the event of termination of this Agreement will be relinquished to the Trust.

        SECTION 8. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

        (a) may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

        (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Trust or its authorized officers or agents;

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        (c) is authorized to accept a certificate of the Secretary or Assistant
            Secretary of the Trust, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect;

        (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Trust or other proper party or parties.

        SECTION 9. The Trust, its successors and assigns hereby indemnify and hold harmless the Custodian, its successors and assigns, of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or omissions under this Agreement, except only for liability arising out of the Custodian's own gross negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement.

        Without limiting the generality of the foregoing, the Trust, its successors and assigns do hereby fully indemnify and hold harmless the Custodian, its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Trust to comply with any law, rule, regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Trust, or from the failure of the Trust to perform any duty or obligation under this Agreement.

        Upon written request of the Custodian, the Trust shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 9 shall indefinitely survive termination of this Agreement.

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        SECTION 10. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Trust and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

        SECTION 11. Either the Trust or the Custodian may give one hundred twenty (120) days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Trust or by the Custodian, the Trustees of the Trust shall, by resolution duly adopted, promptly appoint a Successor Custodian which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the cash and securities of a mutual fund.

        Upon receipt of written notice from the Trust of the appointment of such successor and upon receipt of Proper Instructions, the Custodian shall deliver such cash and securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

        Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Trust and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

        In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

        SECTION 12. This Agreement shall take effect when assets of the Trust are first delivered to the Custodian.

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        SECTION 13. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


        SECTION 14. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust.


        SECTION 15. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust.


        Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such monitors as may be reasonably imposed by the Custodian after prior consultation with an officer of the Trust the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Trust.

        SECTION 16. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.


        SECTION 17. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

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        SECTION 18. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.


        IN WITNESS WHEREOF, the Trust and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                          The Pillar Funds

                                          By: /s/ [Illegible Signature]
                                              ---------------------------------



                                          United Jersey Bank

                                          By: /s/ [Illegible Signature]
                                              ---------------------------------



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                                   SCHEDULE A

                                  Fee Schedule

        ALL Portfolios: .025% of average daily net assets of each Portfolio.